UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 14, 2003
(Date of Report - Date of earliest event reported on)

COMMUNITY BANCORP.

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable
(Former name, former address, if changed since last report)

Item 9. Regulation FD Disclosure. On March 14, 2003, Community Bancorp. announced the declaration of a cash dividend to be paid on May 1, 2003 to shareholders of record as of April 15, 2003. The Press Release is as follows:

PRESS RELEASE

COMMUNITY BANCORP. DECLARES
QUARTERLY DIVIDEND

Derby, VT	For immediate release

For more information contact: Richard C. White at (802) 334-7915

     The Board of Directors of Community Bancorp., the parent company of Community National Bank, has declared a cash dividend of $0.16 per share, payable May 1, 2003 to shareholders of record as of April 15, 2003.

     Community National Bank is an independent bank that has been serving its communities since 1851, with offices now located in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury and Montpelier.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: March 14, 2003	/s/Stephen P. Marsh
Stephen P. Marsh,
Vice President & Treasurer